EXHIBIT 3.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Competitive Companies, Inc. (the "Company") dated July 9, 2010, of our report dated April 15, 2010, relating to the Company's financial statements for the year ended December 31, 2009, and the reference to our firm under the caption "Experts" in the Registration Statement.



/s/M&K CPAS, PLLC
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www.mkacpas.com
Houston, Texas

July 9, 2010